Exhibit (a)(1)(C)

AWARE, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS FOR NEW

OPTIONS UNDER AWARE’S 2023 EQUITY AND INCENTIVE PLAN

DATED JANUARY 19, 2024

WITHDRAWAL FORM

Please read this Withdrawal Form carefully. If you previously elected to tender all of a portion of your eligible options in exchange for a grant to receive New Options, subject to and upon the terms and conditions set forth in the Aware, Inc. Offer to Exchange Certain Outstanding Stock Options for New Options Under Aware’s 2023 Equity and Incentive Plan, dated January 19, 2024, and you would like to withdraw the tender of your eligible options, you may do so by submitting a completed, signed and dated Withdrawal Form, which must be received by Aware, Inc. (“Aware”) before 11:59 p.m., New York City time, on the expiration date, which is currently February 20, 2024 (the “Expiration Date”) (or if the exchange offer is extended, your Withdrawal Form must be received before the extended expiration date of the exchange offer).

If you intend to submit this Withdrawal Form, you must complete, sign and date a copy of this Withdrawal Form and return it to Aware by hand, via email to Lindsey Savarino at lsavarino@aware.com, or via overnight delivery or regular mail to:

Aware, Inc.

Attn: Lindsey Savarino

76 Blanchard Road

Burlington, MA 01803

Your withdrawal will be effective only upon receipt by Aware. You are responsible for making sure that your Withdrawal Form is received by Aware before the deadline. You must allow for delivery time based on the method of delivery that you choose to ensure that Aware receives your Withdrawal Form before 11:59 p.m., New York City time, on the Expiration Date. Your tendered eligible options will not be considered withdrawn until Aware receives your properly completed and signed Withdrawal Form.

DO NOT COMPLETE AND RETURN THIS WITHDRAWAL FORM

UNLESS YOU WISH TO WITHDRAW YOUR PREVIOUS TENDER OF

ELIGIBLE OPTIONS.

AWARE, INC.

OFFER TO EXCHANGE CERTAIN OUTSTANDING STOCK OPTIONS FOR NEW

OPTIONS UNDER AWARE’S 2023 EQUITY AND INCENTIVE PLAN

DATED JANUARY 19, 2024

WITHDRAWAL FORM

By signing below, I understand and agree that:

I previously received the Aware, Inc. Offer to Exchange Certain Outstanding Stock Options for New Options Under Aware’s 2023 Equity and Incentive Plan, dated January 19, 2024 (the “Offer to Exchange”) and the Election Form. I completed, signed and returned the Election Form, thereby electing to exchange all or a portion of my eligible option grants, as indicated therein, for New Options. I now wish to withdraw my tendered option grants from the exchange offer. I understand that by signing this Withdrawal Form and delivering it to Aware pursuant to the instructions above, I elect to reject the exchange offer with respect to my eligible options as indicated herein.

By withdrawing my election, I understand that I will not receive New Options in exchange for the options withdrawn from the exchange offer, and will continue to hold the options withdrawn from the exchange offer, which will continue to be governed by the terms and conditions of the applicable existing stock option agreement(s) between Aware and me. The withdrawal of my eligible options is at my own discretion.

I understand that if I wish to change this withdrawal with respect to my eligible options and once again accept the exchange offer for all of my eligible option grants, I must submit a new Election Form that must be received by Aware prior to the expiration of the exchange offer, which is currently February 20, 2024.

*        *        *

NOTICE OF WITHDRAWAL OF OPTIONS PREVIOUSLY TENDERED

FOR EXCHANGE PURSUANT TO THE OFFER TO EXCHANGE DATED

JANUARY 19, 2024

If you wish to withdraw all of the options you previously elected to exchange, please check the box and fill in the information required below.

☐

I want to withdraw all of the eligible options that I previously elected to exchange pursuant to the Offer to Exchange. I understand that any previous elections I made will be considered void. I will retain my current stock options with their current terms and conditions. I do not accept the offer to exchange my eligible options.

If you wish to withdraw all of the options you previously elected to exchange, please check the applicable box(es) and fill in the information required below.

Eligible Options
Grant Date	Original Exercise Price	Shares Underlying Eligible Options
☐ Revoke election to exchange all Eligible Options for New Options ☐ Revoke election with respect to __ vested shares and ___ unvested shares

☐ Revoke election to exchange all Eligible Options for New Options ☐ Revoke election with respect to __ vested shares and ___ unvested shares

☐ Revoke election to exchange all Eligible Options for New Options ☐ Revoke election with respect to __ vested shares and ___ unvested shares

Employee Signature	Date and Time

Employee Name Printed	Employee ID

Employee Email Address	Daytime Telephone Number